Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 1 TO INVESTMENT AGREEMENT

This Amendment No. 1 to the Investment Agreement (as defined below) dated as of December 4, 2014 (this “Amendment”) is made among NewStar Financial, Inc., a Delaware corporation (the “Company”), FS Investment Corporation, a Maryland corporation, FS Investment Corporation II, a Maryland corporation, and FS Investment Corporation III, a Maryland corporation (FS Investment Corporation, FS Investment Corporation II and FS Investment Corporation III, collectively, the “Investors”). The Company and the Investors are collectively referred to in this Amendment as the “Parties”. Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Investment Agreement. The rule of construction set forth in Section 5.13 of the Investment Agreement shall also apply to this Amendment.

WHEREAS, the Parties entered into that certain Investment Agreement dated November 4, 2014 (the “Investment Agreement”); and

WHEREAS, the Parties desire to amend the Investment Agreement and the form of Warrant attached thereto as Exhibit B upon the terms and conditions set forth herein.

NOW, THEREFORE, in accordance with Section 5.4 of the Investment Agreement, the Parties hereby agree as follows:

1.	Section 1.1 shall be amended by adding the following after the definition of “Stockholder Meeting”:

“‘Structuring Fee’ shall have the meaning ascribed to such term in Section 2.1(f).”

2.	Section 2.1(a) shall be amended by replacing the words “98% of” with the words “100% of” in the penultimate sentence of that section.

3.	There shall be added to the Investment Agreement the following Section 2.1(f):

“Structuring Fee. On the Initial Closing Date and on each Additional Closing Date, the Company shall pay to each Purchaser a structuring fee (the “Structuring Fee”) equal to 2% of the principal amount of Subordinated Notes purchased by such Purchaser on such date from the proceeds of the sale of such Subordinated Notes simultaneously with such sale.”

4.	Section 2.2(a)(i)(C) shall be amended by deleting the word “and” at the end of such section.

5.	Section 2.2(a)(i)(D) shall be amended by deleting the period at the end of such section and replacing such period with “; and”.

6.	There shall be added to the Investment Agreement the following Section 2.2(a)(i)(E):

“the Structuring Fee due to each Purchaser.”

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7.	Section 2.2(b)(i)(B) shall be amended by deleting the word “and” at the end of such section.

8.	Section 2.2(b)(i)(C) shall be amended by deleting the period at the end of such section and replacing such period with “; and”.

9.	There shall be added to the Investment Agreement the following Section 2.2(b)(i)(D):

“the Structuring Fee due to each Purchaser.”

10.	The form of Warrant attached to the Investment Agreement as Exhibit B thereto is hereby amended and restated in its entirety by the form of Warrant attached hereto as Exhibit A.

11.	This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance, in each case, without reference to any conflicts of law rules that might lead to the application of the laws of another jurisdiction.

12.	Except as expressly amended and/or superseded by this Amendment, the Investment Agreement shall remain in full force and effect. This Amendment shall not constitute an amendment or waiver of any provision of the Investment Agreement except as expressly set forth herein. Upon the execution and delivery hereof, the Investment Agreement shall thereupon be deemed to be amended and supplemented as hereinabove set forth as fully and with the same effect as if the amendments and supplements made hereby were originally set forth in the Investment Agreement. This Amendment and the Investment Agreement shall henceforth be read, taken and construed as one and the same instrument, but such amendments and supplements shall not operate so as to render invalid or improper any action heretofore taken under the Investment Agreement. In the event of any inconsistency between this Amendment and the Investment Agreement with respect to the matters set forth herein, this Amendment shall take precedence. References to the Investment Agreement in the Subordinated Notes, the Warrants or any joinder to the Investment Agreement (or amendments to any of the foregoing) shall be deemed to mean the Investment Agreement as amended by this Amendment.

13.	This Amendment may be executed in two or more counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of the signature page to this Amendment by facsimile or PDF transmission shall be as effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, NewStar Financial, Inc., FS Investment Corporation, FS Investment Corporation II and FS Investment Corporation III have caused this Amendment to be executed on the date first written above by their respective duly authorized officers.

NEWSTAR FINANCIAL, INC.

By:	/s/ John K. Bray
Name: John K. Bray
Title: Chief Financial Officer

FS INVESTMENT CORPORATION

By: GSO / Blackstone Debt Funds Management LLC, as Sub-Advisor

By:	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

with a copy to:

FS Investment Corporation
Franklin Square Capital Partners
2929 Arch Street, Suite 675
Philadelphia, PA 19104
Attn: General Counsel
Email:
Telephone:

[Signature Page to Amendment No. 1 to Investment Agreement]

FS INVESTMENT CORPORATION II

By: GSO / Blackstone Debt Funds Management LLC, as Sub-Advisor

By:	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

with a copy to:

FS Investment Corporation II
Franklin Square Capital Partners
2929 Arch Street, Suite 675
Philadelphia, PA 19104
Attn: General Counsel
Email:
Telephone:

FS INVESTMENT CORPORATION III

By: GSO / Blackstone Debt Funds Management LLC, as Sub-Advisor

By:	/s/ Marisa Beeney
Name: Marisa Beeney
Title: Authorized Signatory

with a copy to:

FS Investment Corporation III
Franklin Square Capital Partners
2929 Arch Street, Suite 675
Philadelphia, PA 19104
Attn: General Counsel
Email:
Telephone:

[Signature Page to Amendment No. 1 to Investment Agreement]

EXHIBIT A

FORM OF WARRANT

See attached.

Ex. A-1

Exhibit B

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD, OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN AN INVESTMENT AGREEMENT. THE COMPANY WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF SUCH INVESTMENT AGREEMENT, AS IN EFFECT ON THE DATE OF MAILING, WITHOUT CHARGE, AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.

FORM OF WARRANT

to purchase

[•]

Shares of Common Stock

NEWSTAR FINANCIAL, INC.

a Delaware Corporation

Issue Date: [                    ], 201[—]

1. Definitions. When used herein the following terms shall have the meanings indicated.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person. With respect to an Investor, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Investor will be deemed to be an Affiliate of such Investor.

“Appraisal Procedure” means a procedure whereby two independent appraisers, one chosen by the Company and one by the Warrantholder (or if there is more than one Warrantholder, a majority in interest of Warrantholders), shall mutually agree upon the determinations then the subject of appraisal. Each party shall deliver a notice to the other appointing its appraiser within fifteen (15) days after the Appraisal Procedure is invoked. If within thirty (30) days after appointment of the two appraisers they are unable to agree upon the amount in question, a third independent appraiser shall be chosen within ten (10) days thereafter by the mutual consent of such first two appraisers or, if such first two appraisers fail to agree upon the appointment of a third appraiser, such appointment shall be made by the American Arbitration Association, or any organization successor thereto, from a panel of arbitrators having experience in the appraisal of the subject matter to be appraised. The decision of the third appraiser so appointed and chosen shall be given within thirty (30) days after the selection of such third appraiser. If three (3) appraisers shall be appointed and the determination of one (1)

appraiser is disparate from the middle determination of the three (3) appraisers by more than twice the amount by which the other determination is disparate from the middle determination, then the determination of such appraiser shall be excluded, the remaining two (2) determinations shall be averaged and such average shall be binding and conclusive on the Company and the Warrantholder; otherwise, the average of all three (3) determinations shall be binding and conclusive on the Company and the Warrantholder. The costs of conducting any Appraisal Procedure shall be borne by the Company.

“Beneficially Own,” “Beneficially Owned,” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act.

“Beneficial Ownership Limitation” means 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of this Warrant.

“Board” means the Board of Directors of the Company.

“Business Combination” means a merger, consolidation, reorganization, statutory share exchange or similar transaction, including where the Company is not the surviving corporation, and any sale, transfer or other disposal of all or substantially all of the Company’s property, assets or business to another corporation or entity.

“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the States of New York or Massachusetts generally are authorized or required by law or other governmental actions to be closed.

“Capital Stock” means (A) with respect to any Person that is a corporation or company, any and all shares, interests, participations or other equivalents (however designated) of capital or capital stock of such Person and (B) with respect to any Person that is not a corporation or company, any and all membership, partnership or other equity interests of such Person.

“Cashless Exercise” has the meaning given to it in Section 3(A).

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be exchanged, reclassified or changed.

“Common Stock Equivalent” means any securities of the Company or its Subsidiaries that would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants, stock appreciation rights, restricted stock units or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” means NewStar Financial, Inc., a Delaware corporation.

“Convertible Securities” shall mean evidence of indebtedness, shares of stock or other securities that are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

“Designated Office” has the meaning given to it in Section 19.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exercise Price” means $12.62, subject to adjustment from time to time in accordance with Section 13.

“Expiration Time” has the meaning given to it in Section 3(A).

“Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board, acting reasonably and in good faith. If the Warrantholder does not accept the Board’s calculation of Fair Market Value and the Warrantholder and the Company are unable to agree on Fair Market Value, the procedures described in Section 15 shall be used to determine Fair Market Value.

“Group” means a “group” within the meaning of Section 13(d)(3) of the Exchange Act.

“Initial Number” has the meaning given to it in Section 13(D).

“Investor” means [FS Investment Corporation][FS Investment Corporation II][FS Investment Corporation III], a Maryland corporation, or any of its successors or transferees (subject to the requirements of the Investment Agreement).

“Investment Agreement” means the investment agreement, dated as of November 4, 2014, among the Company, FS Investment Corporation, FS Investment Corporation II and FS Investment Corporation III.

“Investment Agreement Date” means November 4, 2014, the date of the execution of the Investment Agreement.

“Market Disruption Event” means:

(a) a failure by the principal market on which the Common Stock is listed or approved for trading to open for trading during its regular trading session; or

(b) the occurrence or existence for more than a one half-hour period in the aggregate on any Scheduled Trading Day of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the principal market on which the Common Stock is listed or approved for trading or otherwise) in the shares of the Common Stock or in any options, contracts or future contracts relating to shares of the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such day.

“Market Price” of the Common Stock (or other relevant Capital Stock or equity interest) on any date of determination means the closing sale price or, for any day where no closing sale price is reported the last reported sale price, of the shares of the Common Stock (or other relevant Capital Stock or equity interest) on the NASDAQ Global Market for the last Trading Day immediately prior to such date of determination. If the Common Stock (or other relevant Capital Stock or equity interest) is not traded on the NASDAQ Global Market on the Trading Day prior to the date of determination, the Market Price of the Common Stock (or other relevant Capital Stock or equity interest) on such Trading Day means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant Capital Stock or equity interest) is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant Capital Stock or equity interest) is so listed or quoted, or if the Common Stock (or other relevant Capital Stock or equity interest) is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock (or other relevant Capital Stock or equity interest) in the over-the-counter market as reported by Pink OTC Markets or similar organization, or, if that bid price is not available, the market price of the Common Stock (or other relevant Capital Stock or equity interest) on the applicable Trading Day as determined by a nationally recognized independent investment banking firm retained by the Company and reasonably acceptable to the Warrantholder for this purpose.

“Maximum Voting Power” means, at the time of determination of the Maximum Voting Power, the total number of votes which may be cast in respect of all capital stock of the Company on matters generally submitted to the holders of the Company’s capital stock for a vote.

“Permitted Transfers” has the meaning given to it in Section 13(D).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pink OTC Markets” means the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB and OTC Pink.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading; provided, that if the Common Stock is not listed or traded, “Scheduled Trading Day” shall mean any Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Shares” has the meaning given to it in Section 2.

“Stock Purchase Rights” shall mean any options, warrants or other securities or rights to subscribe to or exercisable for the purchase of shares of Common Stock or Convertible Securities, whether or not immediately exercisable.

“Stockholder Approval” has the meaning set forth in the Investment Agreement.

“Subsidiary” and collectively, “Subsidiaries,” means any Person that is controlled by another Person. For purposes of this definition, a Person controls another Person if it (i) owns, controls, or holds the power to vote a majority of the voting securities of such other Person (irrespective of whether at the time the capital stock of any other class or classes of such Person shall or may have voting power upon the occurrence of a contingency), (ii) controls in any manner the election of a majority of the other Person’s board of directors (or equivalent positions), or (iii) has a majority of the general partner, managing member or similar interests outstanding of such Person.

“Trading Day” means a day on which (a) there is no Market Disruption Event and (b) trading in the Common Stock generally occurs on the NASDAQ Global Market, or if the Common Stock is not listed on the NASDAQ Global Market, then as generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then traded; provided, that if the Common Stock is not so listed or traded, “Trading Day” shall mean any Business Day.

“Warrantholder” has the meaning given to it in Section 2.

“Warrant” means this Warrant, issued to the Investor pursuant to the Investment Agreement.

2. Number of Shares; Exercise Price. This certifies that, for value received, Investor (the “Warrantholder”) is entitled, upon the terms and subject to the conditions hereinafter set forth, to acquire from the Company, in whole or in part, up to an aggregate of [—] fully paid and nonassessable shares of Common Stock (the “Shares”), at a purchase price equal to the Exercise Price per Share. The number of Shares and the Exercise Price are subject to adjustment as provided herein, and all references to “Shares,” “Common Stock” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments.

3. Exercise of Warrant; Term.

(A) Subject to Sections 3(C) and 13(G), the right to purchase the Shares represented by this Warrant is exercisable, in whole or in part by the Warrantholder in its sole discretion, at any time or from time to time between the date hereof and 5:00 p.m., Eastern time on the tenth anniversary of the Investment Agreement Date (such anniversary, the “Expiration Time”), by (i) the surrender of this Warrant and Notice of Exercise annexed hereto, duly completed and executed on behalf of the Warrantholder, at the Company’s Designated Office, and (ii) payment of the aggregate Exercise Price for the Shares thereby purchased either (x) by tendering such amount in cash, by certified or cashier’s check payable to the order of the Company, or by wire transfer of immediately available funds to an account designated by the Company or (y) by instructing the Company to withhold a number of Shares issuable upon exercise of this Warrant equal in value to the aggregate Exercise Price as to which this Warrant is so exercised based on the average of the Market Prices of the Common Stock on the ten (10) Trading Days prior to the date on which this Warrant and the Notice of Exercise are delivered to the Company (a “Cashless Exercise”). Notwithstanding the foregoing, at least three (3) Business Days prior to the delivery of any Notice of Exercise the Warrantholder shall notify the Company of its intent to exercise the Warrant, the date it proposes to exercise the Warrant and whether it intends to pay the aggregate Exercise Price in cash or pursuant to a Cashless Exercise. The Company shall have the option, by giving notice to the Warrantholder by 4:00 p.m. Eastern time on the Business Day before the proposed exercise date, to have such exercise of this Warrant settled pursuant to a Cashless Exercise. If the Warrantholder does not exercise this Warrant in its entirety, the Warrantholder will be entitled to receive from the Company, and the Company shall deliver, within a reasonable time, and in any event not exceeding five (5) Business Days, a new warrant in substantially identical form for the purchase of that number of Shares equal to the difference between the number of Shares subject to this Warrant and the number of Shares as to which this Warrant is so exercised.

(B) The Company shall not effect any exercise of this Warrant, and the Warrantholder shall not have the right to exercise any portion of this Warrant, to the extent that after giving effect to such exercise the Warrantholder (together with the Warrantholder’s Affiliates, and any other Persons acting as a group together with the Warrantholder or any of the Warrantholder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation. For purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Warrantholder and its Affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (i) exercise of the remaining, non-exercised portion of this Warrant beneficially owned by the Warrantholder or any of its Affiliates and (ii) exercise or conversion of the unexercised or non-converted portion of any other securities of the Company (including, without limitation, any Common Stock Equivalent, subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Warrantholder or any of its Affiliates). Except as set forth in the preceding sentence, for purposes of this Section 3(B), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act, it being acknowledged by the Warrantholder that the Company is not representing to the Warrantholder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Warrantholder is solely responsible for any schedules required to be filed in accordance therewith. To the extent that the limitation contained in this Section 3(B) applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Warrantholder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Warrantholder, subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination. In addition, a determination as to any group status as contemplated above shall be determined by the Warrantholder in accordance with Section 13(d) of the Exchange Act, and the Company shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 3(B), in determining the number of outstanding Shares, the Warrantholder may rely on the number of outstanding shares of Common Stock as reflected in (a) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (b) a more recent public announcement by the Company or (c) a more recent written notice by the Company setting forth the number of shares of Common Stock outstanding.

Upon the written request of a Warrantholder, the Company shall, within three (3) Trading Days confirm orally and in writing to the Warrantholder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Warrantholder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported. The Warrantholder, upon not less than sixty-one (61) days prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 3(B), provided that the Beneficial Ownership Limitation in no event exceeds 24.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of this Warrant held by the Warrantholder and the provisions of this Section 3(B) shall continue to apply. Any such increase or decrease will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 3(B) to correct this paragraph or any portion hereof which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation, and the Purchasers shall provide notice to the Company of any such changes or supplements. The limitations contained in this paragraph shall apply to a successor holder of this Warrant. For all purposes of this Section 3(B), the Warrantholder shall provide the Company from time to time, following a request from the Company, with a schedule showing its calculation of the Beneficial Ownership Limitation and the Company shall be entitled to rely conclusively on the most recent such schedule so provided to it.

(C) Notwithstanding any other provision of this Warrant, prior to the receipt of Stockholder Approval, this Warrant shall not be exercisable to purchase Warrant Shares if, and to the extent that, following such exercise (i) the aggregate voting power of such Warrantholder (or any Group including such Warrantholder), including upon exercise of Warrants or other Common Stock Equivalents, would exceed 19.99% of the Maximum Voting Power, (ii) such Warrantholder (or any Group including such Warrantholder) would Beneficially Own more than 19.99% of the then outstanding shares of Common Stock or of the shares of Common Stock outstanding immediately prior to the execution of the Investment Agreement or the issuance of this Warrant or (iii) the aggregate number of Warrant Shares issued hereunder and under any other Warrants issued pursuant to the Investment Agreement would exceed 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the Investment Agreement. The foregoing shall not prohibit the Warrantholder from exercising this Warrant in part, so long as such partial exercise would not otherwise violate clauses (i), (ii) or (iii) above. Effective immediately upon receipt of the Stockholder Approval, the limitations set forth in this Section 3(C) shall terminate.

4. Issuance of Shares; Authorization; Listing. Certificates for Shares issued upon exercise of this Warrant will be issued in such name or names as the Warrantholder may designate and will be delivered to such named Person or Persons within a reasonable time, not to exceed five (5) Business Days after the date on which this Warrant has been duly exercised in accordance with the terms of this Warrant. The Company hereby represents and warrants that any Shares issued upon the exercise of this Warrant in accordance with the provisions of Section 3 and all other provisions of this Warrant will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges (other than liens or charges created by the Warrantholder or taxes in respect of any transfer occurring contemporaneously therewith). The Company agrees that the Shares will be deemed to have been issued to the Warrantholder as of the close of business on the date on which this Warrant and payment of the Exercise Price in accordance with Section 3 are delivered to the Company in accordance with the terms of this Warrant, notwithstanding that the stock transfer books of the Company may then be closed or certificates representing such Shares may not be actually delivered on such date. The Company will at all times reserve and keep available, in the case of Common Stock, out of its authorized but unissued Common Stock solely for the purpose of providing for the exercise of this Warrant, the aggregate number of shares of Common Stock then issuable upon exercise of this Warrant.

5. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon any exercise of this Warrant. In lieu of any fractional Share to which the Warrantholder would otherwise be entitled, the Warrantholder shall be entitled to receive a cash payment equal to the Market Price of the Common Stock on the date of exercise multiplied by such fraction, rounded to the nearest whole cent.

6. No Rights as Shareholders. This Warrant does not entitle the Warrantholder to any voting rights or other rights as a shareholder of the Company prior to the date of exercise hereof.

7. Charges, Taxes and Expenses. Issuance of certificates for Shares to the Warrantholder upon the exercise of this Warrant shall be made without charge to the Warrantholder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that if and to the extent such issue or transfer tax is due solely because the Warrantholder has requested that the Shares be issued in a name other than that of the Warrantholder or an Affiliate of the Warrantholder, then such taxes shall be paid by such Warrantholder, and the Company shall not be required to issue or deliver any stock certificate representing the Shares unless and until such Warrantholder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

8. Transfer/Assignment. The Warrantholder may transfer or assign this Warrant in accordance with the provisions contained in the Investment Agreement. Any transfer or assignment shall be made upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and a new warrant shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of the transferee, upon surrender of this Warrant, duly endorsed, to the Company’s Designated Office. All expenses and other charges payable in connection with the preparation, execution and delivery of the new warrants pursuant to this Section 8 shall be paid by the Company; provided, however, that the Company shall not be obligated to pay any issue or transfer taxes in respect of the preparation, execution and delivery of such new warrants pursuant to this Section 8.

9. Exchange and Registry of Warrant. This Warrant is exchangeable, upon the surrender hereof by the Warrantholder to the Company, for a new warrant or warrants of like tenor and representing the right to purchase the same aggregate number of Shares. The Company shall maintain a registry showing the name and address of the Warrantholder as the registered holder of this Warrant. This Warrant may be surrendered for exchange or exercise, in accordance with its terms, at the Company’s Designated Office, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

10. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of an indemnity or security reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Warrant, the Company shall make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of Shares as provided for in such lost, stolen, destroyed or mutilated Warrant.

11. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding day that is a Business Day.

12. Rule 144 Information. The Company covenants that it will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations promulgated by the Commission thereunder (or, if the Company is not required to file such reports under the Securities Act or the Exchange Act, it will, upon the request of any Warrantholder, make publicly available such information as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will use its reasonable best efforts to take such further action as any Warrantholder may reasonably request, all to the extent required from time to time to enable such holder to sell the Warrants without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any successor rule or regulation hereafter adopted by the Commission. Upon the written request of any Warrantholder, the Company will deliver to such Warrantholder a written statement that it has complied with such requirements.

13. Adjustments and Other Rights. The Exercise Price and the number of Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that no single event shall be subject to adjustment under more than one sub-section of this Section 13 to the extent it would result in duplicative adjustments.

(A) Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall (i) declare a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the number of Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrantholder after such date shall be entitled to purchase the number of shares of Common Stock which such holder would have owned or been entitled to receive after such date had this Warrant been exercised immediately prior to such date. In such event, the Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment and (2) the Exercise Price in effect immediately prior to the record or effective date, as the case may be, for such dividend, distribution, subdivision, combination or reclassification giving rise to this adjustment by (y) the new number of Shares issuable upon exercise of this Warrant determined pursuant to the immediately preceding sentence.

(B) Other Distributions. In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (or any successor security interests) (i) of shares of any class other than its Common Stock, (ii) of evidence of indebtedness of the Company or any Subsidiary, (iii) of assets or cash (excluding dividends or distributions referred to in Section 13(A)), or (iv) of rights or warrants (other than in connection with the adoption of a shareholder rights plan), in each such case, the Exercise Price in effect prior thereto shall be reduced immediately thereafter to the price determined by dividing (x) an amount equal to the difference resulting from (1) the number of shares of Common Stock outstanding on such record date multiplied by the Exercise Price per Share on such record date, less (2) the cash and/or Fair Market Value of such shares, evidences of indebtedness, assets, rights or warrants to be so distributed, by (y) the number of shares of Common Stock outstanding on such record date; such adjustment shall be made successively whenever such a record date is fixed. In such event, the number of shares of Common Stock issuable upon the exercise of this Warrant shall be increased to the number obtained by dividing (x) the product of (1) the number of Shares issuable upon the exercise of this Warrant before such adjustment, and (2) the Exercise Price in effect immediately prior to the issuance giving rise to this adjustment by (y) the new Exercise Price determined in accordance with the immediately preceding sentence. In the event that such distribution is not so made, the Exercise Price and the number of Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board determines not to distribute such shares, evidences of indebtedness, assets, cash, rights or warrants, as the case may be, to the Exercise Price that would then be in effect and the number of Shares that would then be issuable upon exercise of this Warrant if such record date had not been fixed.

(C) Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock referred to in Section 13(A)), the Warrant shall thereafter be exercisable for the number of shares of stock or other securities or property (including cash) to which the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant immediately prior to the consummation of such Business Combination or reclassification would have been entitled upon consummation of such Business Combination or reclassification; and in any such case, if necessary, the provisions set forth herein with respect to the rights and interests thereafter of the Warrantholder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. In determining the kind and amount of stock, securities or the property receivable upon consummation of such Business Combination, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Warrantholder shall also be entitled to make such an election at the time of such election by other holders of Common Stock, which election, once made, shall be irrevocable and binding upon all future holders of this Warrant. The Company shall cause any successor entity in a Business Combination in which the Company is not the survivor to assume in writing all of the obligations of the Company under this Warrant, the Investment Agreement and the Note in accordance with the provisions of this Section 13(C) pursuant to written agreements in form and substance reasonably satisfactory to the Warrantholder and approved by the Warrantholder (without unreasonable delay) prior to such Business Combination.

Notwithstanding anything to the contrary, in the event of a Business Combination that is a “Rule 13e-3 transaction” as defined in Rule 13e-3 under the Exchange Act and of which the Company has not provided the Warrantholder with at least sixty-five (65) days prior written notice of the applicable record date or such other date on which an election as to the kind or amount of consideration receivable must be made, or in connection with which rights attach to the Common Stock, the Company or any successor shall, at the Warrantholder’s option, exercisable at any time prior to, and to be consummated concurrently with, the consummation of the Business Combination, purchase this Warrant from the Warrantholder by paying to the Warrantholder an amount of cash equal to the Fair Market Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Business Combination.

(D) Certain Issuances of Common Stock or Convertible Securities. If the Company shall issue any shares of Common Stock or Convertible Securities (other than in Permitted Transactions (as defined below) or a transaction to which Section 13(A) is applicable) without consideration or at a consideration per share (or having a conversion price per share) that is less than 90% of the Market Price on the last Trading Day preceding the date of the agreement on pricing such shares (or such Convertible Securities) then, in such event:

(i) the number of Shares issuable upon the exercise of this Warrant immediately prior to the date of the agreement on pricing of such shares (or of such Convertible Securities) (the “Initial Number”) shall be increased to the number obtained by multiplying the Initial Number by a fraction (a) the numerator of which shall be the sum of (x) the number of shares of Common Stock of the Company outstanding on such date and (y) the number of additional shares of Common Stock issued (or into which Convertible Securities may be exercised or converted) and (b) the denominator of which shall be the sum of (I) the number of shares of Common Stock outstanding on such date and (II) the number of shares of Common Stock which the aggregate consideration receivable by the Company for the total number of shares of Common Stock so issued (or into which Convertible Securities may be exercised or convert) would purchase at the Market Price on the last Trading Day preceding the date of the agreement on pricing such shares (or such Convertible Securities); and

(ii) the Exercise Price payable upon exercise of this Warrant shall be adjusted by multiplying such Exercise Price in effect immediately prior to the date of the agreement on pricing of such shares (or of such Convertible Securities) by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon exercise of this Warrant prior to such date and the denominator of which shall be the number of shares of Common Stock issuable upon exercise of this Warrant immediately after the adjustment described in clause (i) above.

For purposes of the foregoing, the aggregate consideration receivable by the Company in connection with the issuance of such shares of Common Stock or Convertible Securities shall be deemed to be equal to the sum of the net offering price (including the Fair Market Value of any non-cash consideration and after deduction of any related expenses payable to third parties) of all such securities plus the minimum aggregate amount, if any, payable upon exercise or conversion of any such Convertible Securities into shares of Common Stock; and “Permitted Transactions” shall mean issuances (a) as consideration for or to fund the acquisition of other companies, businesses and/or assets, including in connection with any merger, consolidation, joint venture formation or other business combination, (b) in connection with employee benefit plans and compensation related arrangements in the ordinary course and consistent with past practice approved by the Board, and (c) in connection with a public or broadly marketed offering and sale of Common Stock or Convertible Securities for cash conducted by the Company or its affiliates pursuant to registration under the Securities Act or Rule 144A. Any adjustment made pursuant to this Section 13(D) shall become effective immediately upon the date of such issuance.

(E) Notice of Certain Events. If the Company determines to take any of the actions covered by paragraph (B) above, it shall give the Warrantholder at least five Business Days prior written notice of the proposed record date therefor in order to enable the Warrantholder to elect to exercise this Warrant, in whole or in part, on or prior to such record date.

(F) Rounding of Calculations; Minimum Adjustments. The adjustments required by this Section 13 shall be made whenever and as often as any specified event requiring an adjustment pursuant to this Section 13 shall occur, except that no adjustment of the Exercise Price or the number of Warrant Shares purchasable upon exercise of the Warrants that would otherwise be required shall be made unless and until such adjustment either by itself or together with all other adjustments pursuant to this Section 13 not previously made as a result of this Section 13(F) increases or decreases by at least one percent (1%) the Exercise Price or the number of Warrant Shares purchasable upon exercise of the Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 13 and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Section 13, fractional interests in Common Stock shall be taken into account to the nearest one-hundredth of a share.

(G) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 13 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (i) issuing to the Warrantholder of this Warrant exercised after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such exercise by reason of the adjustment required by such event over and above the shares of Common Stock issuable upon such exercise before giving effect to such adjustment and (ii) paying to such Warrantholder any amount of cash in lieu of a fractional share of Common Stock; provided, however, that the Company upon request shall deliver to such Warrantholder a due bill or other appropriate instrument evidencing such Warrantholder’s right to receive such additional shares, and such cash, upon the occurrence of the event requiring such adjustment.

(H) Statement Regarding Adjustments. Whenever the Exercise Price or the number of Shares into which this Warrant is exercisable shall be adjusted as provided in this Section 13, the Company shall forthwith file at the Designated Office of the Company a statement showing in reasonable detail the facts requiring such adjustment and the Exercise Price that shall be in effect and the number of Shares into which this Warrant shall be exercisable after such adjustment, and the Company shall also cause a copy of such statement to be sent by mail, first class postage prepaid, to each Warrantholder at the address appearing in the Company’s records.

(I) Notice of Adjustment Event. In the event that the Company shall propose to take any action of the type described in this Section 13 (but only if the action of the type described in this Section 13 would result in an adjustment in the Exercise Price or a change in the type of securities or property to be delivered upon exercise of this Warrant), the Company shall give notice to the Warrantholder, in the manner set forth in this Section 13(I), which notice shall specify the record date, if any, with respect to any such action and the approximate date on which such action is to take place. Such notice shall also set forth the facts with respect thereto as shall be reasonably necessary to indicate the effect on the Exercise Price and the number, kind or class of shares or other securities or property which shall be deliverable upon exercise of this Warrant. In the case of any action which would require the fixing of a record date, such notice shall be given at least ten (10) days prior to the date so fixed, and in case of all other action, such notice shall be given at least fifteen (15) days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

(J) Proceedings Prior to Any Action Requiring Adjustment. Prior to the taking of any action which would require an adjustment pursuant to this Section 13, the Company shall use its reasonable best efforts to take such actions, including obtaining regulatory, NASDAQ or stockholder approvals or exemptions, to ensure that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock that the Warrantholder is entitled to receive upon exercise of this Warrant pursuant to this Section 13.

(K) Adjustment Rules. Any adjustments pursuant to this Section 13 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Exercise Price made hereunder would reduce the Exercise Price to an amount below the par value of the Common Stock, then such adjustment in Exercise Price made hereunder shall reduce the Exercise Price to the par value of the Common Stock.

14. Governing Law. This Warrant shall be binding upon any successors or assigns of the Company. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each of the Company and the Investor agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against the Company, the Investor or their respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the

Borough of Manhattan, City of New York. Each of the Company and the Investor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith (including with respect to the enforcement of this Warrant), and hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each of the Company and the Investor hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Person at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. Each of the Company and the Investor hereby waives all rights to a trial by jury.

15. Contest and Appraisal Rights. Upon each determination of Fair Market Value hereunder, the Company shall promptly give notice thereof to the Warrantholder, setting forth in reasonable detail the calculation of such Fair Market Value, and the method and basis of determination thereof, as the case may be. If the Warrantholder (or if there is more than one Warrantholder, a majority in interest of Warrantholders) shall disagree with such determination and shall, by notice to the Company given within fifteen (15) days after the Company’s notice of such determination, elect to dispute such determination, such dispute shall be resolved in accordance with this Section 15. In the event that a determination of Fair Market Value is disputed, such dispute shall be resolved through the Appraisal Procedure.

16. Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only, in the case of an amendment, with the written consent of the Company and the Warrantholder, or in the case of a waiver, by the party against whom the waiver is to be effective.

17. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth below prior to 4:00 p.m. (Eastern time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth below on a day that is not a Business Day or later than 4:00 p.m. (Eastern time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth below:

If to the Company, to:

NewStar Financial, Inc.
500 Bolyston Street, Suite 1250
Boston, MA 02116
Attn:	[—]
Facsimile:	[—]

with copies to (which copy alone shall not constitute notice):

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attn:	Lee Meyerson
Facsimile:	(212) 455-2502

If to the Warrantholder.:

[—]
[—]
[—]
Attn:	[—]
Facsimile:	[—]

with copies to (which copy alone shall not constitute notice):

Sidley Austin LLP
One South Dearborn
Chicago, IL 60603
Attn:	Anthony J. Ribaudo
Sean M. Carney
Facsimile:	(312) 853-7036

18. Prohibited Actions. The Company agrees that it will not take any action which would entitle the Warrantholder to an adjustment of the Exercise Price if the total number of shares of Common Stock issuable after such action upon exercise of this Warrant, together with all shares of Common Stock then outstanding and all shares of Common Stock then issuable upon the exercise of all outstanding options, warrants, conversion and other rights, would exceed the total number of shares of Common Stock then authorized by its certificate of incorporation.

19. Office of the Company. As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency, which may be the principal executive offices of the Company (the “Designated Office”), where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant. Such Designated Office shall initially be the office of the Company at 500 Boylston Street, Suite 1250, Boston, MA 02116. The Company may from time to time change the Designated Office to another office of the Company or its agent within the United States by notice given to all registered holders of Warrants at least ten (10) Business Days prior to the effective date of such change.

20. Non-Waiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Company or the Warrantholder shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such Person.

21. Limitation of Liability. No provision hereof, in the absence of affirmative action by the Warrantholder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Warrantholder hereof, shall give rise to any liability of the Warrantholder to pay the Exercise Price for any Warrant Shares other than pursuant to an exercise of this Warrant or any liability as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

22. Specific Performance. Each Warrantholder and/or owner of Warrant Shares, in addition to being entitled to exercise its rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights provided under this Warrant without any requirement to post a bond or other security as a condition of relief. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees, in an action for specific performance, to waive the defense that a remedy at law would be adequate.

23. Entire Agreement. This Warrant and the forms attached hereto, together with the Investment Agreement and the schedules and exhibits thereto, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous arrangements or undertakings with respect thereto.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer.

Dated: [                    ], 201[5]

NEWSTAR FINANCIAL, INC.

By:
Name:
Title:

[WARRANTHOLDER]

By:
Name:
Title:

[Signature Page to Warrant]

[Form Of Notice Of Exercise]

Date:

TO:	NewStar Financial, Inc.

RE:	Election to Subscribe for and Purchase Common Stock

The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to subscribe for and purchase the number of shares of the Common Stock set forth below covered by such Warrant. The undersigned, in accordance with Section 3 of the Warrant, [herewith makes payment of the aggregate Exercise Price for such shares of Common Stock in the manner set forth below][requests that the Company withhold the number of shares of Common Stock receivable by the undersigned in accordance with the Cashless Exercise option specified in Section 3 of this Warrant]. A new warrant evidencing the remaining shares of Common Stock covered by such Warrant, but not yet subscribed for and purchased, should be issued in the name set forth below. If the new warrant is being transferred, an opinion of counsel is attached hereto with respect to the transfer of such warrant.

Number of Shares of Common Stock:

Method of Payment of Exercise Price:

Name and Address of Person to be
Issued New Warrant:

Holder:

By:

Name:

Title: